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                                                                   Exhibit 10.5

                                PEOPLESOFT, INC.

                      AMENDED AND RESTATED 2001 STOCK PLAN

                      (Effective as of September 29, 2001)

        1. Purposes of the Plan. The purposes of this Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Employee Directors and to promote the success of the Company's business. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Appreciation Rights, Restricted Stock Awards and Stock Purchase Rights may also be granted under the Plan.

        2. Definitions. As used herein, the following definitions shall apply:

           (a) "Administrator" means the Board or any of its Committees as shall be administering the Plan in accordance with Section 4 hereof.

           (b) "Applicable Laws" means the requirements relating to the administration of equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Option, Stock Purchase Rights, SARs or Restricted Stock Awards are granted under the Plan.

           (c) "Board" means the Board of Directors of the Company.

           (d) "Code" means the Internal Revenue Code of 1986, as amended.

           (e) "Committee" means a committee of Directors appointed by the Board in accordance with Section 4 hereof.

           (f) "Common Stock" means the Common Stock of the Company.

           (g) "Company" means PeopleSoft, Inc., a Delaware corporation.

           (h) "Director" means a member of the Board.

           (i) "Disability" means total and permanent disability as defined in
Section 22(e)(3) of the Code.

           (j) "Employee" means any person, including Officers and Directors, employed by the Company or any Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st

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day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

           (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

           (l) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

               (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the day of determination (or if the markets are closed on such day, on the most recent prior trading day), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

               (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or if the markets are closed on such day, on the most recent prior trading day; or

               (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

           (m) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

           (n) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

           (o) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

           (p) "Option" means a stock option granted pursuant to the Plan.

           (q) "Option Agreement" means a written or electronic agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

           (r) "Optioned Stock" means the Common Stock subject to an Option, SAR, or Stock Purchase Right.

           (s) "Optionee" means the holder of an outstanding Option, Stock Purchase Right, SAR or Restricted Stock Award granted under the Plan.


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           (t) "Parent" means a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

           (t) "Plan" means this 2001 Stock Plan.

           (u) "Restricted Stock" means shares of Common Stock acquired pursuant to a grant of a Stock Purchase Right under Section 13 below or pursuant to the grant of a Restricted Stock Award under Section 10 below.

           (v) "Restricted Stock Award" means shares of Common Stock acquired pursuant to a grant of a Restricted Stock Award under Section 10 below.

           (w) "Restricted Stock Award Agreement" means a written agreement between the Company and the Employee evidencing the terms and restrictions applying to stock granted under this Plan. The Restricted Stock Award Agreement is subject to the terms and conditions of the Plan.

           (x) "Stock Appreciation Right or SAR" means an award issued pursuant to Section 11 below.

           (y) "Service Provider" means an Employee, including an Employee Director.

           (z) "Share" means a share of the Common Stock, as adjusted in accordance with Section 14 below.

           (aa) "Stock Purchase Right" means a right to purchase Common Stock pursuant to Section 13 below.

           (bb) "Subsidiary" means any "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

        3. Stock Subject to the Plan. Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be subject to option or other award and issued under the Plan is six million (6,000,000) Shares. The Shares may be authorized but unissued, or reacquired Common Stock.

           If an Option, Stock Purchase Right, SAR or Restricted Stock Award expires or becomes unexercisable without having been exercised in full, or, with respect to a Restricted Stock Award, is forfeited back to the Company, the unpurchased Shares (or for Restricted Stock Awards, the forfeited shares) which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). However, Shares that have actually been issued under the Plan, upon exercise of either an Option, Stock Purchase Right, SAR or Restricted Stock Award shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price or forfeited to the Company, such Shares shall become available for future grant under the Plan.

        4. Administration of the Plan.


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           (a) Administrator. The Plan shall be administered by the Board or a
Committee appointed by the Board. Once appointed, such Committee shall serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute other members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan.

           (b) Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its discretion, and only to the extent consistent with the other provisions of this Plan:

               (i) to determine the Fair Market Value;

               (ii) to select the Service Providers to whom Options, Stock Purchase Rights, SARs and Restricted Stock Awards may from time to time be granted hereunder;

               (iii) to determine the number of Shares to be covered by each such award granted hereunder;

               (iv) to approve forms of agreement for use under the Plan;

               (v) to determine the terms and conditions, of any Option, Stock Purchase Right, SAR or Restricted Stock Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options, Stock Purchase Rights, SARs or Restricted Stock Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions (provided, however, that the Administrator may not discretionarily accelerate the vesting of or waive forfeiture restrictions of Restricted Stock Awards unless stockholder approval of such action is first obtained), and any other restriction or limitation regarding any Option, Stock Purchase Right, SAR or Restricted Stock Award or the Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

               (vi) to determine whether and under what circumstances an Option may be bought out in cash under subsection 9(e);

               (vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

               (viii) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option, Stock Purchase Right or SAR, or the Shares of Restricted Stock that vest, that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, and no more in any event. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Optionees to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;


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               (ix) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

               (x) to modify or amend each agreement granted pursuant to this Plan (subject to Section 16 of the Plan);

               (xi) to authorize any person to execute on behalf of the Company any instrument required to effect a grant of Restricted Stock previously granted by the Administrator;

               (xii) to determine the terms and restrictions applicable to Restricted Stock; and

               (xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

           (c) Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees.

        5. Eligibility.

           (a) Nonstatutory Stock Options, Stock Purchase Rights, SARs and Restricted Stock Awards may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

           (b) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this
Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

           (c) Neither the Plan nor any Option, Stock Purchase Right, SAR or Restricted Stock Award shall confer upon any Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate such relationship at any time, with or without cause.

           (d) The following limitations shall apply to grants of Options:

               (i) No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 1 million Shares.

               (ii) In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional five hundred thousand Shares, which shall not count against the limit set forth in subsection
(i) above.


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               (iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in
Section 13.

        6. Term of Plan. The Plan shall become effective upon its approval by the Company's stockholders. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 16 of the Plan.

        7. Term of Option. The term of each Option shall be stated in the Option Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary, the term of the Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

        8. Option Exercise Price and Consideration.

           (a) The per share exercise price for the Shares to be issued upon exercise of an Option shall be no less than 100% of the Fair Market Value per Share on the date of grant:

           (b) In the case of an Incentive Stock Option granted to an Employee who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

           (c) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). Such consideration may consist of (1) cash,
(2) check, (3) other Shares which (x) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (4) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, or (5) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

        9. Exercise of Option.

           (a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder to Officers and Directors shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

               An Option shall be deemed exercised when the Company or its designated broker receives (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method


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of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.

               Exercise of an Option in any manner shall result in a decrease in the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

           (b) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, such Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement (of at least thirty (30) days) to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

           (c) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement (of at least six (6) months) to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

           (d) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (of at least six (6) months) to the extent that the Option is vested on the date of death (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement) by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, at the time of death, the Optionee is not vested as to the entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.


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            (e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

        10. Restricted Stock Awards. Restricted Stock Awards shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the restricted stock is awarded, subject to Section 14 and the following:
(i) for vesting solely based on an Optionee continuing as a Service Provider, no more than 1/3 of such awards will vest no earlier than the one (1) year anniversary of the grant date, and the remaining Shares will vest quarterly thereafter such that an Optionee will be 100% vested no earlier than the third anniversary of the grant date, subject to continuing employment, or (ii) for vesting based on a hybrid of performance and continuing employment, there will be a minimum employment-based cliff vest of at least one year, i.e., no vesting in any event unless a minimum of one year of service has elapsed from the date of grant. The Administrator may require the recipient to sign a Restricted Stock Award Agreement as a condition of the award. The Restricted Stock Award Agreement may contain such terms, conditions, representations and warranties as the Administrator may require. The certificates representing the shares of Stock awarded shall bear such legends as shall be determined by the Administrator.

        11. Stock Appreciation Rights.

            (a) Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Service Providers at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine the number of SARs granted to any Participant.

            (b) Exercise Price and other Terms. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan. However, the exercise price of an SAR shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant.

            (c) SAR Agreement. Each SAR grant shall be evidenced by an award agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, shall determine (the "Award Agreement").

            (d) Expiration of SARs. A SAR granted under the Plan shall expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement.

            (e) Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

                (i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

                (ii) The number of Shares with respect to which the SAR is exercised.

            (f) Payment upon Exercise of SAR. At the discretion of the Administrator, payment for a SAR may be in cash, Shares or a combination thereof.


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            (g) Cash Settlements and Plan Share Allocation. Cash payments of
Stock Appreciation Rights as well as Common Stock issued upon exercise of Stock Appreciation Rights shall be applied against the maximum number of shares of Common Stock that may be issued pursuant to the Plan. The number of shares to be applied against such maximum number of shares in such circumstances shall be the number of shares equal to the amount of the cash payment divided by the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right is granted.

        12. Non-Transferability of Options, Stock Purchase Rights, SARs and Restricted Stock Awards. Except as determined otherwise by the Administrator in its discretion, Options, Stock Purchase Rights, SARs and Restricted Stock Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

        13. Stock Purchase Rights.

            (a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid, and the time within which such person must accept such offer. The purchase price of the Shares subject to the Stock Purchase Right shall be no less than 100% of the Fair Market Value of the Shares at the time the Stock Purchase Right is granted. The offer shall be accepted by execution of a Restricted Stock purchase agreement in the form determined by the Administrator.

            (b) Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with the Company for any reason (including death or disability). Unless the Administrator determines otherwise, the purchase price for Shares repurchased pursuant to the Restricted Stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company.

            (c) Other Provisions. The Restricted Stock purchase agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

            (d) Rights as a Stockholder. Once the Stock Purchase Right is exercised, the purchaser shall have rights equivalent to those of a stockholder and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 14 of the Plan.

        14. Adjustments upon Changes in Capitalization, Merger or Asset Sale.

            (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Stock covered by each outstanding Option, Stock Purchase


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Right, SAR or Restricted Stock Award, and the number of shares of Stock which have been authorized for issuance under the Plan but as to which no Option, Stock Purchase Rights, SARs or Restricted Stock Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, Stock Purchase Right, SAR or Restricted Stock Award, as well as the price per share of Stock covered by each such outstanding Option, Stock Purchase Right or SAR, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Stock, or any other increase or decrease in the number of issued shares of Stock effected without receipt of consideration by the Company. The conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to an Option, Stock Purchase Right, SAR or Restricted Stock Award.

            (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option, Stock Purchase Right or SAR until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option, Stock Purchase Right or SAR would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option, Stock Purchase Right or SAR shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option, Stock Purchase Right or SAR will terminate immediately prior to the consummation of such proposed action.

            (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation or the sale of substantially all of the assets of the Company, each outstanding Option, Stock Purchase Right, SAR, and Restricted Stock Award (to the extent the Company's right to return of forfeited shares subject to the Restricted Stock Award had not terminated as of the date of closing of the merger or asset sale) shall be assumed or an equivalent option, right or agreement substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that a Restricted Stock Award Agreement is not assumed or substituted, the Company's right to return of forfeited Shares shall terminate as of the date of the closing of the merger or asset sale. In the event that the successor corporation refuses to assume or substitute for the Option, Stock Purchase Right or SAR, the Optionee shall fully vest in and have the right to exercise the Option, Stock Purchase Right or SARs with respect to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option, Stock Purchase Right or SAR becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option, Stock Purchase Right or SAR shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option, Stock Purchase Right or SAR shall terminate upon the expiration of such period. For the purposes of this Section 14(c), the Option, Stock Purchase Right or SAR shall be considered assumed if, following the merger or sale of assets, the option or right


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confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option, Stock Purchase Right or SAR immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, Stock Purchase Right or SAR, for each Share of Optioned Stock subject to the Option, Stock Purchase Right or SAR, to be solely Stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Stock in the merger or sale of assets. For purposes of this Section 14(c), a Restricted Stock Award shall be considered assumed if, following the merger or sale of assets, the Restricted Stock Award, for each Share subject to the Restricted Stock Award that was unvested immediately prior to the merger or sale of assets, confers the right to receive upon subsequent vesting the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Stock for each Share subject to the Restricted Stock Award on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation provide for the consideration to be received upon the subsequent vesting of the Restricted Stock Award to be solely stock of the successor corporation or it Parent equal in fair market value to the per share consideration received by holders of Stock in the merger or sale of assets.

        15. Time of Granting Options, Stock Purchase Rights, SARs and Restricted Stock Awards. The date of grant of an Option, Stock Purchase Right, SAR or Restricted Stock Award shall, for all purposes, be the date on which the Administrator makes the determination granting such Option, Stock Purchase Right, SAR or Restricted Stock Award, or such other date as is determined by the Administrator. Notice of the determination shall be given to each Service Provider to whom an Option, Stock Purchase Right, SAR or Restricted Stock Award is so granted within a reasonable time after the date of such grant.

        16. Amendment and Termination of the Plan.

            (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan; provided, however, that the Board may not materially amend the Stock Plan without obtaining stockholder approval.

            (b) Stockholder Approval. The Board shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws, including Sections 162(m) and 422 of the Code or any similar rule or statute.

            (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to


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

exercise the powers granted to it hereunder with respect to awards granted under the Plan prior to the date of such termination.

        17. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option, Stock Purchase Right or SAR unless the exercise of such Option, Stock Purchase Right or SAR and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

        18. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

        19. Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

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